Exhibit 32

Certification of the Chief Executive Officer

and the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned, William A. Rainville, chief executive officer, and Thomas M. O’Brien, chief financial officer, of Kadant Inc., a Delaware corporation (the “Company”), do hereby certify that:

The Annual Report on Form 10-K for the year ended January 3, 2004 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 17, 2004	/s/ WILLIAM A. RAINVILLE

William A. Rainville Chief Executive Officer

/s/ THOMAS M. O’BRIEN

Thomas M. O’Brien Chief Financial Officer